Exhibit 99.1

Global Technologies, LTD Announces Quarterly Filing, Board Expansion, Governance Updates, Strategic Letter of Intent, and Third Quarter Operating Progress

GREENSBORO, N.C., June 9, 2026 — Global Technologies, LTD (OTC Pink: GTLL) today announced a series of corporate updates following the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2026 and recent Board actions intended to support the Company’s ongoing restructuring, governance alignment, and strategic growth plan.

On June 3, 2026, GTLL filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. In that filing, the Company reported revenue of $642,822 for the nine months ended March 31, 2026 and cash and cash equivalents of $38,178 as of March 31, 2026. The filing reflects the Company’s current operating focus through Primecare Supply, LLC and GTLL Advisory Group, LLC as management continues to build a more disciplined multi-subsidiary operating platform.

During the quarter ended March 31, 2026, management continued to reposition GTLL from its prior holding-company and wholesale-oriented operating model into a more disciplined operating platform focused on relationship-driven growth in the cash-pay clinic, product procurement, small business advisory, and technology-enabled services markets. Following the Company’s earlier 10 Fold Services, LLC wholesale operations and industry changes impacting the peptide and cash-pay clinic sectors, management has worked to refocus and restructure the Company’s operating subsidiaries while strengthening accounting, reporting, compliance, and internal business practices. Since October 2025, the Company, through its operating subsidiaries, has opened relationships with more than 150 cash-pay clinics and more than 20 small businesses across other industries. Management believes these relationships provide the foundation for a broader revenue model that may include product procurement, advisory services, operational support, and AI-enabled software tools designed to help clients manage and grow their businesses more effectively.

Primecare Supply, LLC continued to expand its product procurement activities during the quarter ended March 31, 2026. For the quarter, Primecare procured approximately $404,625 in gross product sales, which translated into approximately $71,581 in net revenue recognized by the Company. In recent reporting periods, Global, in consultation with its auditor, adjusted its revenue recognition model to reflect net revenues instead of gross revenues (sales) due to the Company’s singular role in the procurement process. While the Company’s current revenue model differs from prior periods that included wholesale channel sales, management believes Primecare has rebounded from the wind-down of those activities and is building a more disciplined, relationship-driven procurement platform. Although ordering patterns are not yet linear and month-to-month activity may fluctuate, management believes the Company is developing key operational learnings related to clinic onboarding, account management, sales training, vendor coordination, pricing discipline, and repeat purchasing activity.

GTLL Advisory Group, LLC has also taken a more active role in supporting Primecare’s relationship expansion while continuing to market advisory services to clients in other industries. Management believes the Advisory group is beginning to demonstrate a more stable revenue opportunity by helping small business owners evaluate operations, procurement processes, sales systems, financial visibility, and growth planning. The Company expects this advisory-led approach to continue supporting client retention, cross-selling opportunities, and deeper relationship development across the GTLL platform.

In addition, GTLL has continued to evaluate and experiment with AI-driven aggregation tools, software applications, and workflow solutions intended to support both internal sales and operations teams and external client relationships. The Company’s objective is not to rely on a single speculative technology concept, but rather to build practical tools that can improve efficiency, strengthen client service, and create additional opportunities to expand revenue per client over time.

Management believes the Company’s progress during the quarter reflects continued investment in the core elements needed to support growth, including relationship development, marketing systems, sales training, human resources, operating processes, and technology-enabled service delivery. While GTLL remains undercapitalized and continues to face working capital constraints that may limit the pace of certain corporate initiatives, including potential improvements to its trading platform and capital structure, the Company intends to continue planning for capital resources that can support future-facing initiatives and long-term stakeholder value.

As part of these efforts, GTLL has appointed William “Bill” Norton to its Board of Directors. In connection with that appointment, the Company entered into an amended and restated executive and board member agreement with Mr. Norton at the parent-company level, Global Technologies, LTD. The amended agreement is intended to simplify compensation administration at the parent level while continuing Mr. Norton’s leadership responsibilities for GTLL Advisory Group, LLC and related Board-approved strategic initiatives.

GTLL also approved the issuance of three shares of Series K Super Voting Preferred Stock to H. Wyatt Flippen, the Company’s Chief Executive Officer and Chairman, pursuant to Board action intended to support governance continuity and long-term strategic oversight during the Company’s current operational restructuring.

In addition, the Company has adopted a new Series R Preferred Stock designation intended to provide GTLL with a cleaner and more flexible preferred equity structure for management alignment, compensation planning, strategic transactions, and other approved corporate purposes. The new Series R structure authorizes 250,000 shares and includes defined voting, conversion, transfer, and administrative provisions, along with protections intended to support future capital structure planning and orderly treatment in connection with potential cap table adjustments or future liquidity-related events.

GTLL further announced that it has entered into a Binding Letter of Intent regarding FORCARA, which, if completed, would expand the Company’s subsidiary and operating platform strategy. The proposed transaction remains subject to further diligence, negotiation of definitive documentation, Board approval, and satisfaction of customary closing conditions. At this time, there can be no assurance that a final transaction will be completed.

“We have taken a business that required significant rebuilding and have begun creating a more focused, relationship-driven operating platform,” said H. Wyatt Flippen, Chief Executive Officer and Chairman of GTLL. “Our goal is to build durable client relationships first, then expand revenue opportunities through procurement, advisory services, operational support, and practical AI-enabled tools that can help our clients run better businesses. We are not trying to present GTLL as a speculative, explosive-growth story built around a single idea. We are building a relationship company, investing in systems, training, sales resources, and technology, and working to expand revenue per client over time. We remain undercapitalized and continue to manage real-world working capital constraints, but we believe the foundation we are building can support continued growth and the long-term revenue objectives we previously established.”

The Company expects to file a corresponding Current Report on Form 8-K summarizing these recent corporate events. The filing is expected to be made today, with the applicable event dates reflecting the prior day for the relevant unanimous written consents and Mr. Norton’s Board appointment.

Forward-Looking Statements:

Statements made in this press release that express the Company or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “plan,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this release include, without limitation, statements regarding the Company’s operating strategy, client relationship expansion, future revenue opportunities, growth objectives, AI-related initiatives, capital structure planning, potential strategic transactions, and expectations regarding future filings or corporate actions. These statements are based on many assumptions and are subject to many known and unknown risks, uncertainties, and other factors that could cause the Company’s actual activities, results, performance, or achievements to differ materially from those anticipated or projected. The Company cannot guarantee future financial results, levels of activity, performance, achievements, future revenues, capital resources, transaction outcomes, trading platform improvements, or stock price performance, and investors should not place undue reliance on forward-looking statements. The forward-looking statements contained herein represent the judgment of the Company as of the date of this release, and the Company expressly disclaims any intent, obligation, or undertaking to update or revise such forward-looking statements except as required by applicable law.

Investor Contact:

Ed Capko

Director of Investor Relations

Ed@GTLGroup.io

815-942-4645 (o)